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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF WORLDQUEST NETWORKS, INC.

                                                                STATE OF
                                          PERCENTAGE         INCORPORATION
          NAME                            OWNERSHIP         OR ORGANIZATION
buyindiaonline.com Inc.                   100%                  Delaware

WQN Mercury Inc.                          100%                  Delaware